Exhibit 1.1

Costco Wholesale Corporation

1.750% Senior Notes due 2020

2.250% Senior Notes due 2022

Underwriting Agreement

February 5, 2015

J.P. Morgan Securities LLC
Guggenheim Securities, LLC

Wells Fargo Securities, LLC

As representatives of the several Underwriters
named in Schedule I hereto,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Costco Wholesale Corporation, a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, Guggenheim Securities, LLC, and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), an aggregate of $500,000,000 principal amount of 1.750% Senior Notes due 2020 and $500,000,000 principal amount of 2.250% Senior Notes due 2022 (collectively, the “Securities”).

1.                                      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”).  An “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (File No. 333-185166) in respect of the Securities has been filed with the

Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective under the Act on filing; no stop order suspending the effectiveness of such registration statement, or any part thereof, or any post-effective amendment thereto, has been issued and no proceeding for such purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.

The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is 4:49 pm (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)                                 The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)                                  The Registration Statement (including Form T-1) conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)                                   Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)                                  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(h)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i)                                     Each of the Company and its subsidiaries has been duly incorporated, organized or formed, and is validly existing, under the laws of its jurisdiction of incorporation, organization or formation, with power and authority to own, lease and operate its properties, as the case may be, and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns and leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(j)                                    Other than the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, there are no significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(k)                                 The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by that certain First Supplemental Indenture, dated as of March 20, 2002 (the “First Supplemental Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), to that certain Senior Debt Securities Indenture, dated as of October 26, 2001 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee, under which they are to be issued; the Base Indenture and the First Supplemental Indenture have been duly authorized, executed and delivered by the Company, and duly qualified under the Trust Indenture Act, and constitute valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(n)                                 The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any statute, law, order, rule or regulation (“Applicable Law”) of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(o)                                 Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws, (ii) (with the giving of notice or lapse of time would be) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or (iii) in violation of any Applicable Law, except, with respect to clauses (ii) and (iii), for such violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (“Company Material Adverse Effect”);

(p)                                 The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities”, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture and under the captions “Underwriting” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(q)                                 Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Company Material Adverse Effect, or a material adverse effect on the Company’s ability to perform its obligations under and consummate the transactions contemplated by this Agreement, the Indenture and the Securities; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r)                                    The Company and its subsidiaries have timely filed all federal and state income tax returns, and all material local and foreign income, franchise and other tax returns required to be filed by any of them and such tax returns are true, complete and correct in all material respects. The Company and its subsidiaries have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessments, fines or penalties levied against any of them, except for any taxes, assessments, fines or penalties being contested in good faith and by appropriate proceedings and for which reserves have been made in accordance with GAAP (as defined below).  The Company has made appropriate provisions in the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus in respect of all material federal, state and foreign income, franchise and other material taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined;

(s)                                   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement and any post-effective amendments thereto that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(u)                                 KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting are independent public accountants as required by the Act, the Exchange Act, the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board;

(v)                                 The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”).

Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(w)                               Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(y)                                 The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Company Material Adverse Effect; and

(z)                                  Interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.                                      Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities at the purchase price as set forth on Schedule I hereto.

3.                                      Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on February 17, 2015 (the “Closing Date”) or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4900, Seattle, Washington 98101 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m., Seattle time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                                 If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)                                  Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)                                 Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                                  To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                                   During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities;

(g)                                  To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(h)                                 To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

6.

(a)                                 (i)                                     The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)                                  each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or a free writing prospectus that requires filing with the Commission; and

(iii)                               any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration

Statement, the Pricing Disclosure Package or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Indenture, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                      The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement, or any part thereof, and any post-effective amendments thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Latham & Watkins, LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Perkins Coie LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, substantially in the form attached hereto as Annex I;

(d)                                 Lapointe Rosenstein Marchand Melançond, L.L.P. , special counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, to the effect that:

(i)                                     Costco Wholesale Canada Ltd. has been duly amalgamated, is a validly existing corporation under the laws of Canada and has filed all Annual Returns required under the Canada Business Corporations Act, with corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted; all of the issued and outstanding shares in the share capital of Costco Wholesale Canada Ltd. have been duly authorized and validly issued and are fully paid and non-assessable; Costco Western Holdings Limited is recorded in the minute books of Costco Wholesale Canada Ltd. as the sole owner of all of the issued and outstanding shares in the share capital of Costco Wholesale Canada Ltd., and;

(ii)                                  Costco Canada Holdings Inc. has been duly amalgamated, is a validly existing corporation, and has filed all Annual Returns required under the Canada Business Corporations Act, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding shares in the share capital of Costco Canada Holdings Inc. have been duly authorized and validly issued and are fully paid and non-assessable; the Company is recorded in the minute books of Costco Canada Holdings Inc. as the sole owner of all of the issued and outstanding shares in the share capital of Costco Canada Holdings Inc.

(e)                                  On the date of this Agreement and at the Time of Delivery, KPMG LLP shall have furnished to the Representatives a “comfort” letter or letters, dated the date of this Agreement and Time of Delivery, respectively, as to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives (which comfort letter or letters shall, as applicable, be substantially consistent with drafts provided by KPMG LLP to the Representatives prior to or on the date of this Agreement);

(f)                                   (i)                                     Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or Moody’s Investor Services, Inc., and (ii) neither of these organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Washington State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)                                     The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j)                                    The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9.                                      (a)                                 The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)                                 Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.                               (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such

Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at (i) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: High Grade Syndicate Desk, phone: 212-834-4533, facsimile: 212-834-6081, (ii) Guggenheim Securities, LLC, 330 Madison Avenue, New York, NY 10017, Attention: Paul M. Friedman, phone: 212-381-4179, facsimile: 646-786-4931 and (iii) Wells Fargo Securities, LLC, 550 South Tryon Street; 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, facsimile: 704-410-0326; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth on Schedule 1 or, if not set forth thereon, as shall be provided to the Company or the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.                               The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Costco Wholesale Corporation

By:	/s/ Richard A. Galanti
Name:	Richard A. Galanti
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

On behalf of each of the Underwriters,

J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

Guggenheim Securities, LLC

By:	/s/ Peter Comisar
Name:	Peter Comisar
Title:	Vice Chairman

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

SCHEDULE I

Underwriter	1.750% Senior Notes due 2020	2.250% Senior Notes due 2022
J.P. Morgan Securities LLC	$175,000,000	$175,000,000
Guggenheim Securities, LLC	175,000,000	175,000,000
Wells Fargo Securities, LLC	100,000,000	100,000,000
U.S. Bancorp Investments, Inc.	50,000,000	50,000,000
Total	$500,000,000	$500,000,000

Purchase Price by Underwriters:

1.750% Senior Notes due 2020:                     99.545% of the principal amount.

2.250% Senior Notes due 2022:                     99.304% of the principal amount.

SCHEDULE II

(a)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)                                 Additional Documents Incorporated by Reference:

None.

ANNEX I

Form of Opinion of Perkins Coie LLP

[attached]

February     , 2015

[                                    ]

As Representative of the several Underwriters
listed in Schedule I to the Underwriting Agreement

Re:                             $500 million 0.        % Senior Notes Due               , 2020
                                                $500 million 0.        % Senior Notes Due                 , 2022

Ladies and Gentlemen:

                                                We have acted as counsel to Costco Wholesale Corporation, a Washington corporation (the “Company”), in connection with the Underwriting Agreement, dated as of November 28, 2012 (the “Underwriting Agreement”), between the Company and [                                              ], acting as representatives of the several underwriters listed in Schedule I thereto (the “Underwriters”), relating to the offer and sale of an aggregate principal amount of $500 million of 0.          % Senior Notes due             , 2020 (the “2020 Notes”) and an aggregate principal amount of $500 million of 0.        % Senior Notes due                     , 2022 (the “2022 Notes” and, together with the 2020 Notes, the “Notes”)).  The Notes are to be issued pursuant to the terms and provisions of the First Supplemental Indenture, dated as of March 20, 2002 (the “First Supplemental Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as trustee, to the Senior Debt Securities Indenture, dated as of October 26, 2001, between the Company and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”).  This opinion is rendered to you pursuant to Section 8(c) of the Underwriting Agreement.  Capitalized terms used without definition in this opinion have the meanings given to them in the Underwriting Agreement.

A.                                    Documents and Matters Examined

                                                In the course of our representation as described above, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Company as we have considered necessary to provide a basis for the opinions expressed herein, including, but not limited to, the following:

A-1                            The Underwriting Agreement;

A-2                            Specimen forms of each of the Notes;

A-3                            The First Supplemental Indenture and the Indenture;

A-4                            The Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-185166), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), containing a base prospectus relating to the Company’s debt securities (the “Basic Prospectus”);

A-5                            The preliminary prospectus supplement, dated February 5, 2015, as filed with the Commission on February 5, 2015 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Preliminary Prospectus” and, together with the Basic Prospectus, the “Pricing Prospectus”);

A-6                            The Issuer Free Writing Prospectus, as filed with the Commission on February     , 2015 pursuant to Rule 433 of the rules and regulations of the Commission under the Act, setting forth the final term sheet for the Notes (the “Term Sheet” and, together with the Pricing Prospectus, the “Pricing Disclosure Package”);

A-7                            The final prospectus supplement, dated February     , 2015, as filed with the Commission on February     , 2015 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Prospectus”);

A-8                            The Amended and Restated Articles of Incorporation of the Company, certified by the Washington Secretary of State as of February     , 2015;

A-9                            The Bylaws of the Company;

A-10                     Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors (including the Pricing Committee of the Board of Directors) of the Company relating to the issuance of the Notes;

A-11                     A Certificate of Existence relating to the Company issued by the Washington Secretary of State, dated February     , 2015;

A-12                     The Articles of Incorporation of Costco Wholesale Membership Inc., a California corporation (“Membership”);

A-13                     The Bylaws of Membership;

A-14                     A Certificate of Status-Domestic Corporation relating to Membership issued by the California Secretary of State, dated February     , 2015;

A-15                     A letter from the Franchise Tax Board of the State of California stating that Membership is in good standing with that agency, dated February     , 2015; and

A-16                     the Contracts (as defined below).

The documents listed in A-1 through A-3 are collectively referred to herein as the “Transaction Documents.”  As used in this opinion letter, the term “Contracts” means those

2

contracts, agreements or instruments filed as an exhibit to the Registration Statement or filed as an exhibit to any document incorporated by reference thereto to which the Company is a party.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), (b) information provided in certificates of officers of the Company and (c) the representations and warranties of the parties to the Underwriting Agreement.  We have not independently verified the facts so relied on.

B.                                    Assumptions

                                                In rendering the opinions expressed herein, we have relied, without investigation, on the following assumptions:

                                                B-1                            Each document submitted to us for review is accurate and complete.  Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals and all signatures on executed documents are genuine.

                                                B-2                            All individuals have sufficient legal capacity to perform their functions with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents.

                                                B-3                            The Transaction Documents and the other documents reviewed by us are valid and binding obligations of each party thereto, other than the Company, enforceable against it in accordance with their terms, and each such party has complied with all legal requirements pertaining to its status relevant to its right to enforce the Transaction Documents against the Company.

                                                B-4                            There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents.

                                                B-5                            The representations of the parties in the Underwriting Agreement are true and correct.

                                                B-6                            With respect to the opinion expressed in C-10 below:

(i)                                     Disclosure in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding the business activities in which the Company is engaged is accurate, and the Company will not, as a result of the offer and sale of the Notes (the “Offering”), discontinue its current business activities;

(ii)                                  To the extent that the Company uses any net proceeds of the Offering to fund acquisitions, such acquisitions are complementary to the Company’s

3

                                                current business activities and are accomplished so as to avoid being characterized as “investment securities” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(iii)                               The Company’s public representations of its primary business have been and will continue to be consistent with the disclosures set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and

(iv)                              The activities of the Company’s officers and directors will continue to be directed principally toward, and the amount of expenses that the Company incurs for investment advisory and management activities, investment research and selection and supervisory and custodial fees will remain insignificant as compared to the Company’s expenses devoted to, the Company’s primary business as identified in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Whenever a statement herein is qualified by the phrase “to our knowledge,” or by any other phrase of similar import, or where it is noted that nothing has been brought to our attention, it means that the opinion or confirmation stated is based solely upon the conscious awareness of such information by (a) the attorney who signs this opinion letter on behalf of Perkins Coie LLP, (b) any attorney at Perkins Coie LLP who has been actively involved in negotiating or preparing the Transaction Documents or preparing this opinion letter, and (c) solely as to information relevant to a particular opinion issue regarding a particular factual matter (e.g., pending or threatened legal proceedings), any attorney at Perkins Coie LLP who has rendered substantive attention to such issue or matter on behalf of the Company within the last 12 months prior to the date of this opinion letter.  Except to the extent expressly set forth herein or as we otherwise believe necessary, we have not undertaken, nor were we obligated or expected to undertake, an independent investigation to determine the accuracy of the facts or other information as to which our knowledge is sought, and any limited inquiry undertaken by us during the preparation of the Registration Statement, the Pricing Disclosure Package, the Prospectus or this opinion letter should not be regarded as such an investigation.  No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

C.                                    Opinions

                                                Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

                                                C-1                            The Company is a corporation validly existing under the laws of the State of Washington, and has the corporate power and authority to own its properties and carry on its business as described in the Registration Statement, Pricing Disclosure Package and the Prospectus.

4

                                                C-2                            Membership is a corporation validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own its properties and carry on its business as described in the Registration Statement, Pricing Disclosure Package and the Prospectus.

                                                C-3                            The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                                                C-4                            The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed by the Company and, when authenticated by the trustee in accordance with the Indenture and delivered against payment of consideration pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and will be entitled to the benefits provided by the Indenture.

                                                C-5                            The Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and the Indenture has been qualified under the Trust Indenture Act.

                                                C-6                            The Indenture and the Notes conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus in all material respects.

                                                C-7                            The execution, delivery and performance by the Company of the Indenture and the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Underwriting Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any Contract, (ii) the Amended and Restated Articles of Incorporation and Bylaws of the Company, (iii) the Articles of Incorporation and Bylaws of Membership, or (iv) any internal law or statute of the State of Washington or the federal laws, rules and regulations of the United States, or any judgment or order of any court of which we are aware that is applicable to the Company.

                                                C-8                            No consent, approval, authorization, order, registration or qualification of or with any United States federal or state governmental or regulatory authority is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been made or obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Notes by the Underwriters.

                                                C-9                            The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Debt Securities,” “Description of the Notes” and “Certain United States Federal Income Tax Considerations,” insofar as the statements purport to constitute a summary of the terms of the Indenture or the Notes or describe the provisions of laws referred to therein, fairly summarize such terms and provisions in all material respects.

5

                                                C-10                     The Company is not, and, immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and to the application of the net proceeds received by the Company from the Offering as described in the Pricing Disclosure Package and the Prospectus, will not, be required to register as an “investment company” within the meaning of the Investment Company Act.

C-11                     Each document filed pursuant to the Exchange Act, and incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (in each case except for the financial statements and related schedules therein and other financial data included therein, as to which we make no statement), as of its filing date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                                                C-12                     Each of the Registration Statement (at the effective date thereof) and the Pricing Disclosure Package and the Prospectus (at the time each was transmitted for filing with the Commission) (in each case except for the financial statements and related schedules therein and other financial data included therein, and the Form T-1 attached as an exhibit to the Registration Statement, as to which we make no statement) appear on its face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder.

                                                C-13                     The Registration Statement has become effective under the Act.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.  The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act and the Term Sheet has been filed in accordance with Rule 433(d) under the Act.

D.                                    Qualifications; Exclusions

The opinions expressed above are subject to the following exclusions and qualifications:

D-1                            The opinions expressed herein are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.  We express no opinion as to the enforceability of (i) provisions related to the waiver of rights, remedies, defenses and obligations or waivers of good faith and reasonableness, including, without limitation, attempts to waive rights to a jury trial, (ii) provisions permitting the pursuit of inconsistent or cumulative remedies, (iii) provisions purporting to indemnify, release, exculpate, hold harmless or exempt any party from liability for its own gross negligence, recklessness, willful misconduct, intentional harm, criminal violations, unlawful conduct, other wrongdoing, or for securities law liabilities; (iv) provisions establishing or waiving evidentiary standards; (v) provisions providing for payment of attorneys fees incurred in a dispute or enforcement action to a party other than the prevailing party or purporting to limit judicial discretion regarding determination of the amount of such fees and related costs; (v) provisions

6

appointing a party as attorney in fact for another party; (vi) provisions for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, charging interest on interest, late charges, increased interest after default or maturity or prepayment premiums; and (vii) choice of law, choice of forum, consent to jurisdictions (both as to personal jurisdiction and subject matter jurisdiction) and service of process provisions.

                                                D-2                            Except to the extent expressly noted to the contrary in this opinion letter, we express no opinion as to the effect, if any, that one or more of the following matters may have on the opinions expressed herein:

(i)                                     federal securities laws and regulations administered by the Commission and state “blue sky” laws and regulations, in each case including any anti-fraud provisions, rules and regulations of the Financial Industry Regulatory Authority, Inc. and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

(ii)                                  federal and state laws and regulations dealing with (a) antitrust and unfair competition; (b) filing and notice requirements (e.g., Hart-Scott-Rodino), other than requirements applicable to charter-related documents such as a certificate of merger; (c) environmental matters; (d) land use and subdivisions; (e) tax; (f) patents, copyrights, trademarks and intellectual property; (g) racketeering; (h) health and safety; (i) labor and employment; (j) national and local emergencies; (k) possible judicial deference to acts of sovereign states; (l) criminal and civil forfeiture; and (m) statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

(iii)                               Federal Reserve Board margin regulations;

(iv)                              compliance with fiduciary duty requirements;

(v)                                 the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing;

(vi)                              fraudulent transfer and fraudulent conveyance laws;

(vii)                           pension and employee benefit laws and regulations;

(viii)                        the Company’s title to or the condition of title of any property; and

(ix)                              the creation, attachment, perfection, priority or enforcement of liens or encumbrances.

7

                                                D-3                            With respect to our opinions in C-7 above, we express no opinion as to any violation of a Contract not readily ascertainable from the face of the Contract or arising from any cross-default provision insofar as it relates to a default under an agreement that is not a Contract or arising under a covenant of a financial or numerical nature or requiring computation or provisions therein relating to the occurrence of a “material adverse event” or words of similar import.

D-4                            Notwithstanding any provisions in the Transaction Documents to the effect that the Transaction Documents reflect the entire understanding of the parties with respect to the matters described therein, Washington courts may consider extrinsic evidence of the circumstances surrounding the negotiation and execution of the Transaction Documents to ascertain the intent of the parties in using the language employed in the Transaction Documents, regardless of whether or not the meaning of the language used in the Transaction Documents is plain and unambiguous on its face, and may determine that additional or supplemental terms can be incorporated into the Transaction Documents.

                                                D-5                            In giving the opinions expressed in C-1 above that the Company is validly existing under the laws of the State of Washington and in C-2 above that Membership is validly existing and in good standing under the laws of the State of California, we have relied solely on certificates to that effect issued by government agencies.

                                                D-6                            The opinions expressed in C-11 and C-12 above are given without the independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any document referred to in opinion C-11.

                                                D-7                            The opinion expressed in C-13 above, with respect to the effectiveness of the Registration Statement, is based solely on electronic confirmation from the Commission of the filing of the Registration Statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.  The opinion expressed in C-13 above, with respect to the absence of any stop orders suspending effectiveness of the Registration Statement, is based solely on confirmation of the list of stop orders issued by the Commission on the Commission’s website on           , 2015.

                                                For purposes of expressing the opinions herein, (i) we have examined the laws of the State of Washington; with respect to the opinions expressed in paragraphs C-4 and C-5, the laws of the State of New York; and to the extent applicable, the federal laws of the United States of America, (ii) we have assumed that those laws govern the construction, interpretation and enforcement of the Transaction Documents, whether or not any of the Transaction Documents includes a choice-of-law provision stipulating the application of the laws of some other jurisdiction and (iii) our opinions are limited to such laws.  We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

8

E.                                    Confirmations

                                                E-1                             We have participated in conferences with officers and other representatives of the Company, its independent accountants, the Underwriters and their counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and any amendment and supplement thereto were discussed.  Although we do not undertake to determine independently and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except to the extent expressly provided in C-9 above, subject to the assumptions, exclusions and qualifications set forth in this opinion), no facts have come to our attention that cause us to believe that:

(i)                                     the Registration Statement (except for the financial statements and related schedules therein and other financial data included therein, and the Form T-1 attached as an exhibit thereto, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii)                                  the Pricing Disclosure Package (except for the financial statements and related schedules therein and other financial data included therein, and the Form T-1 attached as an exhibit to the Registration Statement, as to which we make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or

(iv)                              as of its date and as of the Time of Delivery (except for the financial statements and related schedules therein and other financial data included therein, and the Form T-1 attached as an exhibit to the Registration Statement, as to which we make no statement), the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

E-2                             To our knowledge, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending or overtly threatened to which the Company is a party, or to which any property of the Company is the subject, required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus and there is no contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit thereto, which is not described or filed (or incorporated by reference) as required.  In making the foregoing statements, we note that we have not conducted a docket search in any jurisdiction with respect to any legal or

9

governmental proceedings that may be pending against the Company or any of its respective officers or directors.

                                                Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.  We disavow any undertaking to advise you of any changes in law.  Our opinions expressed in this letter are limited to matters expressly stated herein, and no other opinions may be implied or inferred.

This opinion letter is rendered only to you and is solely for your benefit in connection with the Offering.  Except as noted herein, this opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.  You may refer to and produce a copy of this opinion letter in connection with the assertion of a defense as to which this opinion letter is relevant and necessary and in response to a court order.

Very truly yours,

10